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SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        This Settlement Agreement and Mutual Release ("Settlement Agreement") is made and entered into as of the 31st day of December, 2001, by and between CHEYENNE INVESTMENTS LLC, a Nevada limited liability company with its principal office at 3291 North Buffalo, Suite 8, Las Vegas, Nevada 89129 ("Cheyenne") and PURCHASEPRO.COM, INC., a Nevada corporation with its principal office at 7710 West Cheyenne Ave., Las Vegas, Nevada 89129 ("PurchasePro"), with respect to the following recitals of facts:

RECITALS

        A.    Pursuant to a Standard Office Lease Agreement, dated June 15, 1998 and a Standard Office Lease Agreement, dated January 20, 2000 and amended December 20, 2000 (hereinafter collectively referred to as the "Leases"), PurchasePro leases from Cheyenne property located at 3291 N. Buffalo Drive (Suites 1, 2 and 9), 7660 W. Cheyenne (Suites 114), and 7690 W. Cheyenne, Las Vegas, Nevada 89129 (collectively, the "Leased Properties");

        B.    Cheyenne made certain tenant improvements to the Leased Properties having a value of approximately $3,166,483.51 (the "TI Expenditures").

        C.    PurchasePro provided Cheyenne notice of its intent to abandon the Leased Premises during October 2001 and vacated all of the Leased Properties on or before November 1, 2002. PurchasePro continues to occupy the real property located at 7710 West Cheyenne Avenue and commonly referred to as Building 3 leased by it from Cheyenne under that certain Standard Office Lease Agreement between the parties, dated January 20, 2000 (the "Continuing Lease").

        D.    The parties to this Settlement Agreement now wish to terminate the Leases (but not the Continuing Lease) and resolve all controversies between them to avoid the expense and burden of further litigation, and therefore enter into this Settlement Agreement and the releases contained herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Cheyenne and PurchasePro (collectively, the "Parties") hereby agree as follows:

          1.    Each of the Leases is hereby terminated and shall be of no further or effect, and neither party shall have any additional rights or obligations thereunder. Notwithstanding the foregoing, Cheyenne hereby acknowledges and agrees that there exists no breach by PurchasePro of any provision of, nor default of PurchasePro under, the Continuing Lease, which remains in full force and effect, enforceable against each party thereto in accordance with its terms.

          2.    Simultaneously with the entering of this Settlement Agreement, PurchasePro shall execute a Bill of Sale in the form attached hereto as Exhibit "A" transferring to Cheyenne all of PurchasePro's right, title and interest in and to all of the furniture, fixtures and equipment located in the Leased Properties, including the property in any shipping container located in the parking lot of the Leased Properties, such furniture, fixtures and equipment to be agreed upon by the parties and attached to this Settlement Agreement as Exhibit "B" on or before April 30, 2002. In consideration of such conveyance, Cheyenne shall pay to PurchasePro the sum of $650,000, due and payable on repayment or earlier conversion of the Convertible Note (defined below).

          3.    As and for consideration of the releases provided by Cheyenne herein and as full and complete payment for any and all obligations to Cheyenne under the Leases, (i) PurchasePro has paid through the date hereof the sum of $445,000, paid simultaneously with the timely monthly payment of lease payments by PurchasePro under the Continuing Lease for the months between November 2001 and March 2002, receipt of which payment is hereby acknowledged by Cheyenne, (ii) PurchasePro shall make additional payments of $52,000 per month, such amount due and payable simultaneously with the monthly payment by PurchasePro under the Continuing Lease until repayment or earlier conversion of the Convertible Note (defined below), and (iii) PurchasePro shall execute and deliver to Cheyenne a Convertible Promissory Note (the

  "Convertible Note") in the form attached hereto as Exhibit "C" in the original principal amount of $4,643,277.09, due and payable on April 1, 2003.

          4.    As and for consideration of the releases provided by PurchasePro herein, Cheyenne shall use commercially practicable efforts to re-lease the Leased Properties as soon as practicable hereafter.

          5.    Upon execution and delivery by PurchasePro of the Convertible Note and the full payment of the amounts specified therein, except for the obligations specifically set forth in this Settlement Agreement, Cheyenne, for itself and on behalf of its respective officers, employees, agents, attorneys, insurers, sureties, predecessors, successors, assignors and assignees, does hereby forever release and discharge PurchasePro, and its respective officers, employees, agents, attorneys, insurers, sureties, predecessors, successors, assignors and assignees, from any and all past, present or future claims, demands, actions, causes of action, obligations, costs, expenses, attorneys fees, damages, losses and liabilities, which arise out of, pertain to or relate, in any way, to the Leases or the TI Expenditures.

          6.    Upon full and complete performance of the obligations set forth in Section 4 of this Settlement Agreement, except for the obligations specifically set forth in this Settlement Agreement, PurchasePro, for itself and on behalf of its officers, representatives, employees, agents, attorneys, insurers, sureties, predecessors, successors, assignors, assignees, and related entities, does hereby forever release and discharge Cheyenne, and its respective officers, employees, agents, attorneys, insurers, sureties, predecessors, successors, assignors and assignees, from any and all past, present or future claims, demands, actions, causes of action, obligations, costs, expenses, attorneys fees, damages, losses and liabilities, which arise out of, or pertain to, or relate in any way to the Leases.

          7.    The Parties to this Settlement Agreement acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to the matters set forth under this Settlement Agreement, and agree that this Settlement Agreement will remain in effect in all respects, notwithstanding the discovery of such different or additional facts. It is the intent of the Parties to fully, finally and forever release the claims described in paragraphs 5 and 6 herein, and in furtherance of this intention, this Settlement Agreement shall be and remain in effect as a release of such claims, notwithstanding the discovery or existence of different or additional facts relevant to those claims. The Parties agree to assume the risk of any and all claims, causes of action, liabilities, indebtedness or obligations which are released by this Settlement Agreement.

          8.    The Parties warrant and represent that they have not heretofore assigned or transferred or purported to assign or transfer to any other person and/or entity any claims released hereunder. The Parties further warrant and represent that they are the sole and lawful owners or duly acting and authorized representatives of the owners of the rights, title, and interest in and to any and all claims, demands and causes of action released by this Settlement Agreement.

          9.    This Settlement Agreement shall be binding upon the Parties and their respective officers, representatives, employees, agents, heirs, successors, assignors and assignees and shall inure to the benefit of said Parties, and each of them, and their respective officers, representatives, employees, agents, heirs, successors, assignors and assignees. Each of the Parties shall bear its own attorneys fees and costs incurred in connection with this Settlement Agreement.

          10.  All agreements, covenants, representations and warranties, express or implied, oral and written, of the Parties concerning the subject matter hereof, are contained and referred to herein. No other agreements, covenants, representations or warranties, express or implied, oral or written have been made by any party hereto to any other party concerning the subject matter hereof except as referred to and preserved in this Settlement Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants, and warranties concerning the subject matter hereto are merged herein except as specifically referred to herein and excluded from the operation of the release contained in this Settlement Agreement.

          11.  Each party represents and warrants that it has full power and authority to enter into and perform this Settlement Agreement, and that person executing this Settlement Agreement on behalf of that party has been properly authorized and empowered to enter into this Settlement Agreement and to bind that party hereto.

          12.  This Settlement Agreement shall be interpreted and enforced in accordance with the laws of the State of Nevada, provided that no provision of this Settlement Agreement shall be interpreted for or against a party because that party or that party's legal representative drafted such provision, and that this Settlement Agreement shall be construed as if jointly prepared by the Parties.

          13.  Each of the signatories to this Settlement Agreement warrants that he or she has carefully read and understands the terms and conditions of this Settlement Agreement, that he or she has conducted his or her own investigation into the disputes that are being settled hereunder and has not relied upon the representations or advice of any other party, or any attorney not his or her own, and that he or she is 18 years of age or older. This Settlement Agreement, and the terms and conditions thereof were determined in arms length negotiations by and between the Parties to this Settlement Agreement and their respective counsel.

          14.  In the event that any action or proceeding is brought to enforce any of the terms and conditions of this Settlement Agreement, such action will be brought in the District Court of the State of Nevada in and for the County of Clark, and any and all fees and costs incurred to enforce such terms and conditions of this Settlement Agreement shall be paid to the prevailing party to the action or proceeding.

          15.  No modification, waiver, or amendment of this Settlement Agreement shall be valid unless the same is in writing and executed by all Parties hereto. Waiver of any one provision shall not be deemed to be a waiver of any other provision herein.

          16.  This Settlement Agreement is a compromise of disputed claims, and nothing herein shall be deemed or construed to be an admission or a concession of any liability or fault by the Parties. The specific terms of this Settlement Agreement shall remain confidential as between the Parties.

          17.  This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and will become effective and binding upon the parties at such time as all of the signatories have signed a counterpart of this Settlement Agreement. All counterparts so executed shall constitute one Settlement Agreement binding on the Parties hereto.

        IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed as of the day and year first above written.

DATED:	CHEYENNE INVESTMENTS LLC, A NEVADA LIMITED LIABILITY COMPANY
	By:	Name: Title:
DATED:	PURCHASEPRO.COM, INC., A NEVADA CORPORATION
	By:	Name: Title:

BILL OF SALE

        THIS BILL OF SALE dated as of December 31, 2001, is being executed and delivered by PurchasePro.com, Inc. a Nevada corporation (the "Company"), pursuant to that certain Mutual Release and Settlement Agreement dated December 31, 2001 (the "Settlement Agreement"), and Cheyenne Investments, LLC, a Nevada limited liability company ("Buyer").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company hereby agrees as follows:

          1.    Subject to the terms and conditions set forth in the Settlement Agreement, Company hereby grants, sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby acquires from Company, all of Company's right, title, and interest in and to the assets to be agreed upon by the parties and attached as Exhibit B to the Settlement Agreement on or before April 30, 2002 (the "Purchased Assets").

          2.    This Bill of Sale shall in all respects be construed in accordance with and governed by the laws of the State of Nevada without giving effect to its conflicts-of-laws principles.

          3.    This Bill of Sale may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, Company has caused this Bill of Sale to be executed and delivered on the date and year first written above.

PurchasePro.com, Inc. a Nevada corporation
By:
Name:
Title:

[SIGNATURE PAGE TO THE BILL OF SALE]

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SETTLEMENT AGREEMENT AND MUTUAL RELEASE
RECITALS
BILL OF SALE